EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2012 FIRST QUARTER RESULTS

First Quarter Ended March 31, 2012
Operating Income Per Share – $1.04
Net Income Per Share – $1.49
Net Realized Investment Gains Per Share – $0.45
Catastrophe Losses Per Share – $0.49
Large Losses Per Share – $0.32
GAAP Combined Ratio – 92.4 percent

Certain amounts previously reported in 2011 have been adjusted in conjunction with the Company’s retrospective adoption of new accounting guidance for the calculation of deferred policy acquisition costs that became effective January 1, 2012.

DES MOINES, Iowa (May 8, 2012) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported operating income of $1.04 per share for the first quarter ended March 31, 2012, compared to $0.03 per share for the first quarter of 20111.

Net income, including realized investment gains and losses, totaled $19,224,000 ($1.49 per share) for the first quarter of 2012 compared to $5,740,000 ($0.44 per share) for the first quarter of 2011.

“The Company experienced another strong quarter,” stated Bruce G. Kelley, President and Chief Executive Officer.  “Our property and casualty insurance segment and our reinsurance segment both benefited from increases in premium income and favorable reserve development.”

Premiums earned increased 14.0 percent to $109,760,000 for the first quarter of 2012, from $96,287,000 for the first quarter of 2011.  The property and casualty insurance segment reported a 10.0 percent increase in premiums earned, while the reinsurance segment reported a 30.3 percent increase.

“The increase in premium income in the property and casualty insurance segment is the result of several factors, including rate level increases in all lines of business, growth in insured exposures, and strong retention of policies,” continued Kelley. “The large increase in the reinsurance segment was primarily driven by Employers Mutual’s participation in a new offshore energy and liability proportional account written through a specialty marine underwriter, but also reflects double-digit rate level increases implemented on January 1, 2012 renewals as well.  The new marine account is expected to generate between $17 and $21 million of annual premiums, which will more than offset the loss of a large account in the Mutual Reinsurance Bureau book of business that was cancelled in the first quarter of 2012 due to poor experience.”

Investment income decreased 7.6 percent to $11,157,000 in the first quarter of 2012 from $12,078,000 in the first quarter of 2011. This decrease is attributed to the continued decline in the average coupon rate on the Company’s fixed maturity portfolio, as well as an increase in short-term investments, which carry even lower yields.

“Investment income continues to decline as a result of the low interest rate environment that has persisted for the past several years,” stated Kelley. “At the end of the first quarter, management reinvested approximately $35 million from the current equity portfolio and $10 million of cash into a new equity strategy with an emphasis on dividend income.  In addition to a higher dividend return, this new equity strategy is expected to carry less market volatility.”

Catastrophe losses totaled $9,703,000 ($0.49 per share after tax) in the first quarter of 2012 compared to $9,405,000 ($0.47 per share after tax) in the first quarter of 2011.  On a segment basis, 2012 catastrophe losses amounted to $5,554,000 ($0.28 per share after taxes) in the property and casualty insurance segment and $4,149,000 ($0.21 per share after tax) in the reinsurance segment.

The Company experienced $16,263,000 ($0.82 per share after tax) of favorable development on prior years’ reserves during the first quarter of 2012, compared to $3,907,000 ($0.20 per share after tax) in the first quarter of 2011. As in recent periods, the majority of the favorable development was associated with the final settlement of prior accident years’ claims. The most recent actuarial analysis of the Company’s carried reserves indicates a level of adequacy consistent with other recent evaluations.

Net realized investment gains totaled $5,797,000 ($0.45 per share) for the first quarter of 2012 compared to $5,368,000 ($0.42 per share) in 2011.

During the first quarter of 2012, the Company recognized no “other-than-temporary” investment impairment losses. This compares to $246,000 ($0.01 per share after tax) of “other-than-temporary” investment impairment losses in the first quarter of 2011.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies’ pool, excluding catastrophe losses) increased to $6,324,000 ($0.32 per share after tax) in the first quarter of 2012 from $4,037,000 ($0.20 per share after tax) in the first quarter of 2011.

The Company’s GAAP combined ratio was 92.4 percent in the first quarter of 2012 compared to 112.7 percent in the first quarter of 2011.

At March 31, 2012, consolidated assets totaled $1.3 billion, including $1.2 billion in the investment portfolio, and stockholders’ equity totaled $375.9 million, an increase of 6.7 percent from December 31, 2011. Net book value of the Company’s stock increased to $29.18 per share from $27.37 per share at December 31, 2011.  Book value excluding accumulated other comprehensive income increased to $26.54 per share from $25.24 per share at December 31, 2011.

Management’s 2012 operating income guidance is currently a range of $1.30 to $1.55 per share, and is based on a projected GAAP combined ratio of 104.9 percent for the year.  As noted in the Company’s April 23 pre-release of first quarter operating results, management is not revising its 2012 operating earnings guidance at this time because operating results in the second and third quarters can be extremely volatile depending on the frequency and severity of Midwest storms, and the potential for hurricane losses.

As previously disclosed, on November 3, 2011 the Company’s board of directors authorized a new $15 million stock repurchase program.  This program became effective immediately and does not have an expiration date.  The timing and terms of the purchases are determined by management based on market conditions and are conducted in accordance with the applicable rules of the Securities and Exchange Commission.  Common stock repurchased under this new program will be retired by the Company.  No shares were repurchased under this new program during the first quarter of 2012.

The Company’s parent organization, Employers Mutual Casualty Company, currently has a stock purchase program in place, with about $4.5 million of its $15 million authorization remaining.  This program has been dormant and will remain so while the Company’s new repurchase program is active.

The Company will hold an earnings teleconference call at 11:00 a.m. Eastern Standard Time on May 8, 2012 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter, as well as its expectations for the rest of 2012. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through August 7, 2012. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286 and conference ID number 391452.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until August 8, 2012. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

ABOUT EMCI: EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income to the GAAP financial measure of net income.  Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income to net income:

	Three Months Ended March 31,
	2012	2011

Operating income	$13,426,821	$372,011
Net realized investment gains	5,796,914	5,367,827
Net income	$19,223,735	$5,739,838

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	March 31,	December 31,
	2012	2011*
ASSETS
Investments:
Fixed maturities:
Securities available-for-sale, at fair value (amortized cost $857,820,238 and $899,939,616)	$922,004,894	$958,203,576
Equity securities available-for-sale, at fair value (cost $106,958,665 and $90,866,131)	131,049,385	111,300,053
Other long-term investments, at cost	12,903	14,527
Short-term investments, at cost	101,770,552	42,628,926
Total investments	1,154,837,734	1,112,147,082

Cash	424,315	255,042
Reinsurance receivables due from affiliate	39,646,296	39,517,108
Prepaid reinsurance premiums due from affiliate	7,131,407	9,378,026
Deferred policy acquisition costs (affiliated $30,789,364 and $30,849,717)	31,044,881	30,849,717
Accrued investment income	10,457,901	10,256,499
Accounts receivable	2,156,360	1,644,782
Income taxes recoverable	2,054,688	9,670,459
Deferred income taxes	2,065,055	6,710,919
Goodwill	941,586	941,586
Other assets (affiliated $6,240,825 and $2,584,111)	6,406,549	2,659,942
Total assets	$1,257,166,772	$1,224,031,162

LIABILITIES
Losses and settlement expenses (affiliated $582,158,934 and $588,846,586)	$586,913,370	$593,300,247
Unearned premiums (affiliated $176,759,939 and $180,689,377)	176,852,210	180,689,377
Other policyholders' funds (all affiliated)	4,884,098	5,061,160
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	5,997,017	21,033,627
Pension and postretirement benefits payable to affiliate	31,005,479	29,671,835
Other liabilities (affiliated $11,604,219 and $16,744,447)	50,657,596	16,934,321
Total liabilities	881,309,770	871,690,567

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 12,882,331 shares in 2012 and 12,875,591 shares in 2011	12,882,331	12,875,591
Additional paid-in capital	88,513,103	88,310,632
Accumulated other comprehensive income (loss):
Net unrealized gains from investments	57,378,993	51,153,622
Unrecognized pension and postretirement benefit obligations (all affiliated)	(23,378,556)	(23,813,112)
Total accumulated other comprehensive income	34,000,437	27,340,510
Retained earnings	240,461,131	223,813,862
Total stockholders' equity	375,857,002	352,340,595
Total liabilities and stockholders' equity	$1,257,166,772	$1,224,031,162

*	Prior year amounts restated, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

CONSOLIDATED STATEMENTS OF INCOME  - UNAUDITED

	Property and
	Casualty		Parent
Quarter ended March 31, 2012	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$85,031,390	$24,728,366	$-	$109,759,756
Investment income, net	8,175,127	2,983,925	(2,270)	11,156,782
Other income	238,998	-	-	238,998
	93,445,515	27,712,291	(2,270)	121,155,536
Losses and expenses:
Losses and settlement expenses	52,018,253	13,222,036	-	65,240,289
Dividends to policyholders	1,651,525	-	-	1,651,525
Amortization of deferred policy acquisition costs	14,619,935	4,594,443	-	19,214,378
Other underwriting expenses	14,841,655	416,214	-	15,257,869
Interest expense	225,000	-	-	225,000
Other expenses	219,164	19,765	347,588	586,517
	83,575,532	18,252,458	347,588	102,175,578
Operating income (loss) before income taxes	9,869,983	9,459,833	(349,858)	18,979,958
Realized investment gains	7,904,789	1,013,540	-	8,918,329
Income (loss) before income taxes	17,774,772	10,473,373	(349,858)	27,898,287
Income tax expense (benefit):
Current	5,313,503	2,423,749	(122,450)	7,614,802
Deferred	138,017	921,733	-	1,059,750
	5,451,520	3,345,482	(122,450)	8,674,552
Net income (loss)	$12,323,252	$7,127,891	$(227,408)	$19,223,735
Average shares outstanding				12,879,020
Per Share Data:
Net income (loss) per share - basic and diluted	$0.96	$0.55	$(0.02)	$1.49
Decrease in provision for insured events of prior years (after tax)	$0.53	$0.29	$-	$0.82
Catastrophe and storm losses (after tax)	$(0.28)	$(0.21)	$-	$(0.49)
Dividends per share				$0.20
Book value per share				$29.18
Effective tax rate				31.1%
Annualized net income as a percent of beg. SH equity				21.8%
Other Information of Interest:
Net written premiums	$85,895,096	$22,076,663	$-	$107,971,759
Decrease in provision for insured events of prior years	$(10,504,577)	$(5,758,196)	$-	$(16,262,773)
Catastrophe and storm losses	$5,554,285	$4,148,904	$-	$9,703,189
GAAP Combined Ratio:
Loss ratio	61.2%	53.5%	-	59.4%
Expense ratio	36.6%	20.2%	-	33.0%
	97.8%	73.7%	-	92.4%

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended March 31, 2011 (restated)*	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$77,311,292	$18,975,522	$-	$96,286,814
Investment income, net	8,897,650	3,180,547	398	12,078,595
Other income	203,830	-	-	203,830
	86,412,772	22,156,069	398	108,569,239
Losses and expenses:
Losses and settlement expenses	51,167,688	22,201,913	-	73,369,601
Dividends to policyholders	2,512,969	-	-	2,512,969
Amortization of deferred policy acquisition costs	13,426,533	4,022,549	-	17,449,082
Other underwriting expenses	14,624,767	560,584	-	15,185,351
Interest expense	225,000	-	-	225,000
Other expenses	162,716	421,286	348,376	932,378
	82,119,673	27,206,332	348,376	109,674,381
Operating income (loss) before income taxes	4,293,099	(5,050,263)	(347,978)	(1,105,142)
Realized investment gains	6,353,354	1,904,842	-	8,258,196
Income (loss) before income taxes	10,646,453	(3,145,421)	(347,978)	7,153,054
Income tax expense (benefit):
Current	2,831,702	(1,092,835)	(121,792)	1,617,075
Deferred	135,679	(339,538)	-	(203,859)
	2,967,381	(1,432,373)	(121,792)	1,413,216
Net income (loss)	$7,679,072	$(1,713,048)	$(226,186)	$5,739,838
Average shares outstanding				12,935,554
Per Share Data:
Net income (loss) per share - basic and diluted	$0.59	$(0.13)	$(0.02)	$0.44
Decrease (increase) in provision for insured events of prior years (after tax)	$0.24	$(0.04)	$-	$0.20
Catastrophe and storm losses (after tax)	$(0.17)	$(0.30)	$-	$(0.47)
Dividends per share				$0.19
Book value per share				$28.15
Effective tax rate				19.8%
Annualized net income as a percent of beg. SH equity				6.3%
Other Information of Interest:
Net written premiums	$76,628,300	$20,156,866	$-	$96,785,166
Increase (decrease) in provision for insured events of prior years	$(4,682,025)	$774,736	$-	$(3,907,289)
Catastrophe and storm losses	$3,423,338	$5,981,344	$-	$9,404,682
GAAP Combined Ratio:
Loss ratio	66.2%	117.0%	-	76.2%
Expense ratio	39.5%	24.2%	-	36.5%
	105.7%	141.2%	-	112.7%

*	Amounts restated, where applicable, for new accounting guidance regarding deferrable acquisition costs (effective January 1, 2012).

INVESTMENTS

The Company had total cash and invested assets with a carrying value of $1.2 billion and $1.1 billion as of March 31, 2012 and December 31, 2011.  The following table summarizes the Company's cash and invested assets as of the dates indicated:

	March 31, 2012
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$857,820	$922,005	79.9%	$922,005
Equity securities available-for-sale	106,959	131,049	11.3%	131,049
Cash	424	424	-	424
Short-term investments	101,771	101,771	8.8%	101,771
Other long-term investments	13	13	-	13
	$1,066,987	$1,155,262	100.0%	$1,155,262

	December 31, 2011
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$899,940	$958,204	86.1%	$958,204
Equity securities available-for-sale	90,866	111,300	10.0%	111,300
Cash	255	255	-	255
Short-term investments	42,629	42,629	3.9%	42,629
Other long-term investments	14	14	-	14
	$1,033,704	$1,112,402	100.0%	$1,112,402

NET WRITTEN PREMIUMS

	Three Months Ended
	March 31, 2012
		Percent of
		Increase/
	Percent of	(Decrease) in
	Net Written	Net Written
	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.9%	17.2%
Liability	15.9%	14.7%
Property	17.0%	9.9%
Workers' Compensation	16.2%	14.2%
Other	1.6%	5.4%
Total Commercial Lines	68.6%	13.7%

Personal Lines:
Automobile	6.5%	1.9%
Property	4.4%	3.8%
Liability	0.1%	14.2%
Total Personal Lines	11.0%	2.8%
Total Property and Casualty Insurance	79.6%	12.1%

Reinsurance (1) (2)	20.4%	14.8%
Total	100.0%	12.6%

(1)	Includes $3,065,279 negative portfolio adjustment related to the January 1, 2012 cancellation of a large pro rata account.
(2)	Percent increase excludes $920,597 positive portfolio adjustment related to the January 1, 2011 increased participation in the MRB pool.